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                                                                   Exhibit 10.13


EXECUTION COPY


                                OPTION AGREEMENT

                  This Option Agreement (the "Agreement"), dated as of March 14, 1995, between Dillon, Read & Co. Inc., 535 Madison Avenue, New York, New York 10022 ("Holder") and The Edison Project L.P., formerly Whittle Schools L.P. (the "Partnership") is entered into pursuant to the Letter Agreement between Holder and the Partnership dated as of March 14, 1995. Capitalized terms used but not defined herein are used as defined in the Partnership's Amended and Restated Agreement of Limited Partnership dated as of March 14, 1995, among WSI Inc., a Delaware corporation ("WSI"), and Sprout Edison Project, Inc., a Delaware corporation, as general partners, and the persons listed on Schedule 1 thereto, as limited partners, as amended from time to time (as so amended, the "Partnership Agreement").

                  Holder and the Partnership hereby agree as follows:

                  1. Issuance. The Partnership hereby grants to Holder the option (the "Option") to purchase the Interest (defined below) from the Partnership. The Option is exercisable in whole or in part in accordance with this Agreement.

                  2. Exercise. Except as provided below, Holder may exercise the Option in whole at any time or in part from time to time, on or before July 2, 2002 following at least 5 Business Days written notice to the Partnership specifying the portion of the Option to be exercised and the date of exercise, by transfer, on the day specified in such notice, of immediately available funds in the amount of the Exercise Price (defined below) or portion thereof related to the portion of the Option to be exercised, to account number 5000245941 at First American National Bank, Nashville, Tennessee (for further transfer to the Knoxville office), ABA # 064-000017, or such other account as the Partnership may designate by written notice to Holder, failing which the Option shall expire unexercised and the Partnership shall have no further obligation hereunder. Upon the exercise of any portion of the Option, the books and records of the Partnership shall be appropriately amended to reflect Holder's acquisition of the Interest.

                  3. Definitions.

                     (a) "Interest" means a limited partnership interest in the Partnership having a 1.574803% Percentage Interest on March 14, 1995 (assuming all other options granted or reserved by the Partnership to be granted have not been exercised and subject to dilution and other adjustment and amendment as provided in paragraph 4 below). In the event of any transaction in which the Partnership and/or the Partnership's business is reorganized as a corporation, Holder shall upon the exercise of the Option be entitled to receive common voting stock of such corporation in an amount equal to the amount of such stock Holder would have received had the Option been exercised immediately prior to the occurrence of such reorganization as determined by the Partnership's Board of Directors in accordance with the Partnership Agreement. Such stock shall be the "Interest" for all purposes of this Agreement and be subject to further dilution, adjustment or amendment following such event as provided in paragraph 4 below.


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                     (b) "Exercise Price" means $50,000.00.

                  4. Dilution, Adjustment and Amendment. The Percentage Interest and other attributes of the Interest are subject to dilution and other adjustment and amendment from time to time in the same manner as the Partnership Interest in the Partnership purchased by WSI on March 14, 1995. The Partnership will notify Holder at least 10 Business Days prior to the closing of any material capital transaction or reorganization of the Partnership or the Partnership's business and will provide Holder with information describing the transaction (including valuation information) and copies of any amendments to the Partnership Agreement not previously provided to Holder. Nothing herein shall limit the power and authority of the General Partners of the Partnership to amend the Partnership Agreement.

                  5.  Redemption.

                  (a) IPO. Upon the closing of an initial public offering ("IPO") by the Partnership (or successor corporation), the Partnership may redeem the Option, if not previously exercised, if in connection with such IPO the Partnership (or its successor) is redeeming all of the other options (or similar rights) to purchase an interest in the Partnership (or its successor) then outstanding. In the event of an IPO by the Partnership (or successor corporation) where the Partnership is not entitled to or does not exercise this redemption right, Holder shall agree to such "lock-up" restrictions, if any, requested by the underwriters of the IPO, which restriction is also agreed to by the officers, directors and principal owners of the Partnership.

                  (b) Merger or Consolidation. Upon the closing of a merger or consolidation of the Partnership (or a successor corporation) with or into another entity when the Partnership (or its successor) is not the surviving entity, the Partnership (or its successor) may redeem the Option, if not previously exercised, if in connection with such merger or consolidation the Partnership (or its successor) is redeeming all of the other options (or similar rights) to purchase an interest in the Partnership (or its successor) then outstanding. If the Partnership is not entitled to or does not exercise this redemption right, Holder shall upon the exercise of the option following the closing of such transaction, in accordance with the terms and conditions of this Agreement and in lieu of the Interest then acquirable and receivable upon the exercise of the Option, be entitled to receive such shares of stock, securities or other property as Holder would have received had Holder exercised the Option immediately before the closing of such transaction and subject to further dilution, adjustment or amendment following such transaction as provided in paragraph 4 above and the other terms and conditions of this Agreement.

                  (c) Prior to any redemption under (a) or (b) above, the Partnership (or its successor) shall give Holder no less than 10 Business Days prior written notice of its intent to redeem the Option. Such notice shall contain information with respect to the event giving rise to such redemption, the redemption date and the redemption price. The redemption price shall be the difference between the exercise price hereunder and in the case of (a) an initial public offering, the public offering price for the number of shares of stock Holder would then be entitled to purchase hereunder or (b) any merger or consolidation in connection with which redemption is permitted hereunder, the price that is being paid for all Partnership Interests multiplied by the Percentage Interest Holder is then entitled to purchase hereunder (or in the event the Partnership has converted to a corporation, the number of shares of stock Holder is then entitled to purchase)

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as determined by the Partnership's Board of Directors in accordance with the
Partnership Agreement.

                  (d) Sale of Assets. Upon the closing of a sale of all or substantially all of the Partnership's assets, the Partnership (or its successor) shall redeem the Option for a redemption price equal to the difference between the exercise price hereunder and the amount that would have been paid to Holder on the liquidation of the Partnership (or its successor) had the Option been exercised immediately before the closing of such transaction.

                  6. No Rights as a Limited Partner or Shareholder. This Option Agreement does not entitle Holder to any voting rights or other rights as a Limited Partner of the Partnership or as a shareholder of any successor entity to the Partnership's business prior to the exercise of Holder's rights to purchase the Interest or any shares of a successor.

                  7. Representations, Warranties and Covenants of the Partnership. The Partnership represents and warrants to Holder as follows:

                  (a) Organization. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to carry on its business as presently being conducted and proposed to be conducted, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The Partnership has delivered to Holder a true, complete and correct copy of the Partnership Agreement and such Agreement is in full force and effect.

                  (b) Qualification; Good Standing. The Partnership is duly qualified or authorized to do business and in good standing as a foreign limited partnership in any jurisdiction where the failure to be so authorized or qualified would have a material adverse affect on the Partnership or its business.

                  (c) Authorization. The Partnership has taken all partnership action necessary to authorize the execution and delivery of this Agreement, performance of its obligations hereunder and consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Partnership and, assuming due execution and delivery by Holder, constitutes a valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms (subject to applicable bankruptcy and similar laws).

                  (d) No Conflict. The execution and delivery by the Partnership of this Agreement, its consummation of the transactions contemplated hereby and compliance with the provisions hereof, will not (i) violate or conflict with the Partnership Agreement, (ii) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any agreement or other instrument to which the Partnership is a party or to which it or any of its assets is subject, (iii) violate or conflict with any Laws, or (iv) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private), except those, if any, that have been obtained or made. "Laws" means all laws, rules, regulations, ordinances, orders, judgments, injunctions, decrees and other legislative, administrative or judicial restrictions.

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                  8. Representations, Warranties and Covenants of Holder. Holder
represents, warrants and covenants to the Partnership that:

                  (a) Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Option and the Interest and has the ability to bear the economic risks associated therewith. Holder has carefully reviewed this Agreement and the Partnership Agreement and any other information provided by the Partnership to Holder in connection with the Option or the Partnership's business. Holder has had a reasonable opportunity to ask questions of and receive answers from the Partnership, or a person or persons acting on its behalf, concerning the terms and conditions of the Option, and to obtain additional information, to the extent possessed by the Partnership or obtainable by it without unreasonable effort or expense. All such questions have been answered to the full satisfaction of the Holder. No oral or written representations or warranties have been made or oral or written information furnished or oral or written promises made to Holder in connection with the Partnership, the Option or the Interest which were in any way inconsistent with this Agreement or the Partnership Agreement.

                  (b) Holder understands that an investment in the Partnership involves a high degree of risk and that the Option and the Interest may prove to be valueless.

                  (c) Holder acknowledges that upon exercise of the Option in exchange for a Partnership Interest, Holder will be a Limited Partner of the Partnership and will thereafter be subject to the Partnership Agreement.

                  (d) Holder understands that (i) the Interest is transferable only in accordance with the restrictions in the Partnership Agreement and applicable law (it being understood that the foregoing prohibitions on transfer apply to any transfer by way of pledge, assignment, sale or any other means of disposition), (ii) the issuance of the Option to Holder has not been, and the issuance of the Interest will not be, registered under the Securities Act of 1933, as amended (the "1933 Act"), nor has or will either of such issuance been or be registered or qualified under any state securities or "Blue Sky" law,
(iii) the issuance of the Option has not been, and the issuance of the Partnership Interest will not be, reviewed, approved or otherwise passed upon by the U.S. Securities and Exchange Commission, any state securities administrator, the National Association of Securities Dealers, Inc., any securities or commodities exchange, or any other governmental agency or self-regulatory authority on the ground that the issuance contemplated by this Option Agreement will be exempt from the registration and qualification requirements thereof, and the Partnership's reliance on such exemption is predicated on the representations set forth in this paragraph 7, and (iv) the Partnership is under no obligation to register the Option or the Interest or to assist Holder in complying with any exemption from registration.

                  (e) Holder is validly existing and in good standing under the laws of its jurisdiction of organization, has its principal place of business in the state set forth on the first page of this Agreement, has no present intention to relocate to any other state or jurisdiction, is authorized to enter into this Agreement, and the person executing this Agreement is authorized to do so on behalf of Holder.

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                  (f) Holder is acquiring the Option solely for Holder's own account for investment purposes only and not for the account of any other person and not with a view to or for, in whole or in part, distribution, assignment or resale to others of the Option or the Interest, and no other person has or will have a direct or indirect beneficial interest in the Option or the Interest.

                  (g) Holder will notify the Partnership at least 10 business days prior to any transfer, pledge, assignment or other disposition of the Option. In no event will Holder make a disposition of the Option or securities issuable upon exercise of the Option unless and until (i) Holder shall have notified the Partnership of the proposed disposition, and (ii) if requested by the Partnership, Holder shall have furnished the Partnership with an opinion of counsel satisfactory to the Partnership and its counsel to the effect that an exemption from the registration requirements of the 1933 Act and any applicable state law is available.

                  9. Confidentiality. To the extent Holder acquires non-public information with respect to the Partnership, including, without limitation, technical, financial, competitive, marketing, sales, and business information, documents and tangible items (collectively, the "Information"), Holder shall keep such Information strictly confidential and not any time hereafter disclose or divulge such Information to any person, firm or corporation or otherwise use such Information for any purpose without the prior written consent of the Partnership, provided that Holder may disclose such information to Holder's advisors, including its counsel, for the purpose of advising Holder in connection with this Agreement, provided such advisors shall agree to keep such Information confidential as provided herein. "Information" shall not include information which (a) becomes generally available to the public or (b) Holder is legally compelled to disclose (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process).

                  10. Indemnification. Holder agrees to indemnify and hold harmless the Partnership and its respective officers, directors and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) which they may incur by reason of Holder's failure to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by Holder herein or in any document provided by Holder to the Partnership. The Partnership agrees to indemnify and hold harmless Holder and its respective officers, directors and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) which they may incur by reason of any breach of the representations and warranties made by the Partnership herein.

                  11. Satisfaction of Letter Agreement. Holder hereby acknowledges that (i) the issuance of the Option satisfies the obligation of the Partnership under the letter agreement dated as of March 14, 1995 between the Holder and the Partnership to grant to Holder an option to purchase a limited Partnership Interest in the Partnership, and (ii) Holder has no right to acquire any equity interest in the Partnership (or any successor) other than the Option.

                  12. Governing Law. This Option Agreement is governed by the substantive laws of the State of New York, without regard to the choice of law principles thereof.

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                  13. Miscellaneous. (a) All notices, demands, elections,
requests or other communications which any party to this Option Agreement may desire or be required to give hereunder shall be in writing and shall be given by personal delivery, recognized overnight delivery service, telecopy or by mailing (by registered or certified first class mail, postage prepaid, return receipt requested) addressed as follows:

                  if to the Partnership, at:

                  The Edison Project L.P.
                  521 Fifth Avenue
                  16th Floor
                  New York, New York  10175
                  Telecopy:  212-309-1604

                  with a copy to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, NY  10038
                  Telecopy:  212-504-6666
                  Attention:  John F. Fritts, Esq.

                  if to Holder, at the address first shown above,

                  with a copy to:

                  Cahill, Gordon & Reindel
                  80 Pine Street
                  New York, New York  10005
                  Attention:  Bart Friedman, Esq.

or at such other address or telecopy number as may be designated by one party by notice given as provided herein to the other party. A notice shall be deemed to have been given (i) if delivered personally, on the date so delivered (or, if not a Business Day, on the next following Business Day), (ii) if sent by recognized overnight delivery service, on the Business Day following the date sent, (iii) if sent by telecopy, upon electronic confirmation of receipt, or
(iv) if sent by registered or certified first class mail, postage prepaid, return receipt requested, five Business Days following the date sent.

                  (b) This Agreement may not be changed orally, but only by an agreement in writing signed by the Partnership and Holder.

                  (c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

                  (d) Within five days after receipt of a written request from the Partnership, Holder agrees to provide such information and to execute and deliver such documents as

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reasonably may be necessary to comply with any and all laws, rules, regulations and ordinances to which the Partnership is subject.

                  (e) The representations and warranties of Holder and the Partnership set forth herein shall survive the exercise of the Option and purchase of the Interest provided for in this Agreement.




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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Option Agreement as of the date set forth above.



                                           THE EDISON PROJECT L.P.

                                           BY WSI INC.,
                                           as General Partner


                                           By /s/ H. Christopher Whittle
                                           ------------------------------


                                           BY SPROUT EDISON PROJECT, INC.,
                                           as General Partner


                                           By /s/ Janet A. Hickey
                                           ------------------------------




                                           DILLON, READ & CO. INC.


                                           By /s/ John G. Bri (sp)
                                           ------------------------------
                                               Name: John G. Bri (sp)
                                               Title:Managing Director




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